UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Elevated Concepts, Inc.
             (Exact name of Registrant as specified in its charter)

          Nevada                        5090                    26-3126279
---------------------------   ----------------------------   ----------------
(State or Other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
Organization)
                            5 Revere Drive, Suite 200
                           Northbrook, Illinois 60062
                              Phone: (847) 509-5884
                               Fax: (847) 205-5330
    -------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                 Vasili Borisov
                             Chief Executive Officer
                            5 Revere Drive, Suite 200
                           Northbrook, Illinois 60062
                              Phone: (847) 509-5884
                               Fax: (847) 205-5330
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer |_|         Accelerated Filer    |_|

 Non-Accelerated Filer  |_|         Smaller Reporting Company  |X|

(Do not check if a smaller reporting company)

--------------------------------------------------------------------------------------------------------------------------
                                                         Proposed
                                                          Maximum             Proposed Maximum
  Class of Securities to be      Amount to be         Offering Price         Aggregate Offering           Amount of
          Registered              Registered             per Share                 Price            Registration Fee (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock                      50,000,000              $0.008                  $400,000                 $ 15.72
--------------------------------------------------------------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                             Elevated Concepts, Inc.
              4,000,000 SHARES MINIMUM - 50,000,000 SHARES MAXIMUM
                                  COMMON STOCK

Before this Offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.


We are offering a minimum of 4,000,000 and a maximum of 50,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.008 per share. In the event that 4,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 4,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 4,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.


There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold on our behalf by Vasili Borisov and Nadezda Bulicheva, our Directors. Our Directors will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See "Risk Factors" starting on page 8.

                      Offering Price     Expenses      Proceeds to Us
                      -----------------------------------------------

Per Share - Minimum     $  0.008        $  0.0024        $ 0.0056
Per Share - Maximum     $  0.008        $  0.0002        $ 0.0078
Minimum                 $ 32,000        $   9,716        $ 22,284
Maximum                 $400,000        $   9,716        $390,284


The difference between the "Offering Price" and the "Proceeds to Us" is $9,716. The $9,716 reflects the expenses of the Offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $9,716 will be paid to unaffiliated third parties for expenses connected with this Offering. The $9,716 will be paid from current funds that we have and the first proceeds of this Offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.


The date of this Prospectus is October 14, 2008.

Dealer Prospectus Delivery Obligation
-------------------------------------

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                           Table of Contents
                                                                  Page
                                                                  ----
Summary of Prospectus
  Our Company........................................................6
  The Offering.......................................................6
  Selected Financial Data............................................7
Risk Factors.........................................................8
Use of Proceeds.....................................................15
Determination of Offering Price.....................................15
Dilution of the Price per  Share....................................16
Plan of Distribution; Terms of the Offering.........................17
  Section 15(g) of the Exchange Act.................................18
  Offering Period and Expiration Date...............................19
  Procedures for Subscribing........................................20
  Right to Reject Subscriptions.....................................20
Management's Discussion and Analysis or Plan of Operation...........20
  Plan of Operation.................................................20
  Limited Operating History; Need for Additional Capital............21
  Results of Operations.............................................21
  Liquidity and Capital Resources...................................21
Description of our Business and Properties..........................21
  Background........................................................22
  Market and Industry Overview......................................22
  Our Business......................................................25
  Competition.......................................................29
  Description of Property...........................................30
Directors, Executive Officers and Control Persons...................30
Executive Compensation..............................................31
Security Ownership of Certain Beneficial Owners and Management......31
Certain Relationships and Related Transactions......................32
Description of Securities...........................................32
  Common Stock......................................................32
  Voting Rights.....................................................32
  Dividend Policy...................................................33
Shares Eligible for Future Sale.....................................33
Interests of Named Experts and Counsel..............................34
Reports to Security Holders.........................................34
Financial Statements................................................35

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. References to "we," "us," "our," "Elevated Concepts" or the "Company" mean Elevated Concepts, Inc.

                           Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

                                   Our Company
                                   -----------
We were formed on December 21, 2006. Our plan is to export and sell green, eco-friendly, biodegradable, non-toxic household products and building materials used in housing construction and home renovation in the emerging markets of Russia, Ukraine and other Eastern European countries from North American manufacturers.

We have no revenues, have incurred losses since our inception on December 21, 2006, and have relied upon the sale of our securities in unregistered private placement transactions and cash advances from our President, Mr.Vasili Borisov, to fund our operations. We are a development stage company and we do not expect to generate revenue for the next 12 months which would be enough to sustain our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (December 21, 2006) to September 30, 2007, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This Offering and any investment in our common stock involves a high degree of risk. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date. Please review the "Risk Factors" starting on page 8 of this Offering.

Our principal executive offices are located at 5 Revere Drive, Suite 200, Northbrook, Illinois 60062, and our telephone number at that address is (847) 509-5884.
                                  The Offering
                                  ------------

The following table is a brief summary of this Offering:

--------------------------------------------------------------------------------
Securities being offered:       4,000,000 shares of common stock  minimum and
                                50,000,000 shares of common stock maximum, par
                                value $0.001
--------------------------------------------------------------------------------
Offering price per share:       $ 0.008

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Offering period:                The shares are being offered for a period  not
                                to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

--------------------------------------------------------------------------------
Net proceeds to us:             Approximately $22,284 assuming the minimum
                                number of shares is sold.

                                Approximately $390,284 assuming the maximum number of shares is sold.

--------------------------------------------------------------------------------
Use of proceeds:                We will use the proceeds to pay for
                                administrative expenses, the implementation of our business plan,and general working capital.
                                (i)

--------------------------------------------------------------------------------
Number of shares outstanding
before the offering:            5,000,000

--------------------------------------------------------------------------------
Number of shares outstanding
after the offering  if all of   9,000,000 (if minimum number of shares are sold)
the shares are sold:           55,000,000 (if maximum number of shares are sold)

--------------------------------------------------------------------------------

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of June 30, 2008, liabilities of $6,346, which represent the following amounts: accounting and audit fees of $4,500, office rent of $867, general and administrative expenditures of $605 and travel and promotion expenses of $374. In addition we will pay for offering expenses. Total offering expenses are $9,716. Of the $9,716, the amounts to be paid from the proceeds for expenses of the offering are: $3,000 for legal fees; $900 for filing fees; $5,000 for audit and accounting fees; $800 for transfer agent fees; and $16 for registration fee. We will use the rest of the funds (net of offering expenses and outstanding liabilities) for organizing show room ($5,000), execution of marketing plan ($2,000), travel expenses ($2,000), and for general working capital ($5,938).

                            Selected Financial Data
                            -----------------------

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes thereto included elsewhere in this Prospectus.


Statement of Operations Data
                                  Nine Months       From December 21, 2006
                                    Ended              (inception), to
                                   June 30,              September 30,
                                     2008                    2007
                                     ----                   -----
                                 (Unaudited)              (Audited)


Revenue                         $          0            $         0
Expenses                        $      4,150            $     3,531
Net Profits (Losses)            $     (4,150)           $    (3,531)

Balance Sheet Data
                                     As of                    As of
                                    June 30,              September 30,
                                      2008                    2007
                                      ----                    ----
                                  (Unaudited)               (Audited)

Working Capital (deficit)       $    (4,901)            $    (3,693)
Total Assets                    $     7,220             $       162
Total Liabilities               $     9,901             $     3,693


As of June 30, 2008, we had a working capital deficit of $4,901 and accumulated losses of $7,681 since inception.

RISK FACTORS
------------
Please consider the following risk factors before deciding to invest in our common stock.

This Offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

INDUSTRY RISK FACTORS
---------------------

We are susceptible to general economic conditions, and a downturn in our industries or a reduction in spending by consumers could adversely affect our operating results.
-------------------------------------------------------------------------------
The construction materials and household supplies industry in general has historically been characterized by a high degree of volatility and subject to substantial cyclical variations. Our operating results will be subject to fluctuations based on general economic conditions, in particular conditions that impact consumer spending and construction and industrial activity. A downturn in the construction, industrial or housing sectors could be expected to directly and negatively impact sales of our portfolio products in these sectors, which could cause a decrease in revenue and harm our sales.

Difficult economic conditions could also increase the risk of extending credit to our distributors and retailers. In the event we enter into a factoring relationship, a customer's financial problems would limit the amount of customer receivables that we could assign to such factor on the receivables, and could cause us to assume more credit risk relating to those assigned receivables or to curtail business with that customer.

Our international operations are subject to political and economic risks.
-------------------------------------------------------------------------
We expect that most of our sales will be generated outside the United States. We will be accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business, including:

   o political and economic instability;
   o inflation;
   o exchange controls and currency exchange rates;
   o foreign tax treaties and policies; and
   o restrictions on the transfer of funds to and from foreign countries.

Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates. These fluctuations could cause our results of operations to vary materially.

From time to time, we may enter into agreements seeking to reduce the effects of our exposure to currency fluctuations, but these agreements may not be effective in reducing our exposure to currency fluctuations or may not be available at a cost effective price. We are not currently entered into any of these agreements.

We operate in very competitive markets and may be unable to compete effectively in the worldwide building construction materials and household supplies industry.
--------------------------------------------------------------------------------
Competition in the building construction materials and household supplies retailing industry is intense. We face a variety of competitive challenges from domestic and international retailers, including a number of competitors that have substantially greater financial and marketing resources than we do. The principal competitive factors include quality and assortment of product lines, product price, schedules and reliability of delivery, and the range and quality of customer services. Due to limited financing, and fierce competition from multinational wholesalers and retailers we may not be able to generate revenues and will have to cease operations. In addition, it is possible that mass-market discount retailers will increase their investment and enclose eco-friendly building materials and household supplies in their retail operations, thereby achieving greater market penetration and placing additional competitive pressures on our business.

The wholesale building construction materials and household supplies market is highly competitive with few barriers to entry. We compete against a diverse group of international wholesalers and retailers offering eco-friendly lines of products, e.g. "Auchan-Rossia" a division of Auchan, the French retailer who has opened its 30th store in Russia in September 2008, among many others. In France, Auchan has launched a new range of "eco-friendly" household cleaning products in February of 2007, and is planning to add the assortment of these products on the Russian market.

Many of our competitors are larger than us and have substantially greater resources than us and, as a result, may be able to adapt more quickly to changing market conditions and exploit new opportunities and supply their products more quickly and effectively than us. Many of these retailers have better name recognition among consumers and purchase significantly more merchandise from vendors.

Our dependence on independent manufacturers reduces our ability to control the quality, price and shipment of the products we re-sell, which could harm our sales, reputation and overall profitability.
--------------------------------------------------------------------------------
We will depend on independent contract manufacturers to maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortages, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability. We will depend on third parties to transport and deliver the products we will re-sell. Due to the fact that we do not have any independent transportation or delivery capabilities of our own, if these third parties are unable to transport or deliver our merchandise for any reason, or if they increase the price of their services, including as a result of increases in the cost of fuel, our operations and financial performance may be adversely affected.

We currently do not have long-term agreements with any of our potential brand manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time in the future. There is also substantial competition among wholesalers for quality brand manufacturers. To the extent we are unable to secure or maintain relationships with quality brand manufacturers, our business could be harmed.

COMPANY RISK FACTORS
--------------------

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.
--------------------------------------------------------------------------------
We were incorporated on December 21,2006, and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made.Our net loss since inception on December 21,2006, to June 30, 2008, is $7,681. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.
--------------------------------------------------------------------------------
Our registered independent auditors have discussed their uncertainty regarding our business operations in their audit report dated September 8, 2008. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.

We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business and our business will fail.
--------------------------------------------------------------------------------
We have limited operations. We need the proceeds from this offering to pay for marketing, professional fees, travel and general and administrative expenditures. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing, we may have to cease operations and investors will lose all of their investment.

We depend on key personnel.
---------------------------
Our future success will depend in part on the continued service of key personnel, particularly Vasili Borisov, our President and Chief Executive Officer, and Nadezda Bulicheva, our Chief Financial Officer. Our future success will also depend on our ability to attract and retain key managers, sales people and others. We face intense competition for these individuals from well established multinational, national and regional wholesale and retail companies. We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Because our management does not have prior experience in the building materials and household supplies wholesale industry, our business has a higher risk of failure.
--------------------------------------------------------------------------------
Our Directors do not have experience in the building materials and household supplies wholesale industry. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing, sales and business development consultants. Our Directors' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Because our Directors will own 55.56% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.
--------------------------------------------------------------------------------
Our Directors, Vasili Borisov and Nadezda Bulicheva, own 100% of the outstanding shares of our common stock as of the date of this Offering. If minimum amount of the shares will be sold, our Directors will own 55.56% of our outstanding common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Elevated Concepts, Inc.
--------------------------------------------------------------------------------
We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Elevated Concepts will need to come through appreciation of the stock's price.

Failure to achieve and maintain  effective  internal controls in accordance with section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.
--------------------------------------------------------------------------------
It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending
September 30, 2007, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our fiscal period ending September 30, 2008, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our
Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING
-----------------------------------------------------------

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers' network; therefore, our investors may not be able to sell their shares.
--------------------------------------------------------------------------------
Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

     -  variations in our quarterly operating results;
     - changes in general economic conditions and in the building materials and household supplies wholesale industry;

     - announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;
     -  loss of a major customer, partner or joint venture participant; and
     -  the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

You could be diluted from our future issuance of capital stock and derivative securities.
--------------------------------------------------------------------------------
As of June 30, 2008, we had 5,000,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

Once publicly trading, the application of the "Penny Stock" rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a "Penny Stock," for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:
--------------------------------------------------------------------------------
     - that a broker or dealer approve a person's account for transactions in penny stocks; and

     - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     - obtain financial information and investment experience objectives of the person; and

     - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     - sets forth the basis on which the broker or dealer made the suitability determination; and

     - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     - Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.
--------------------------------------------------------------------------------
We expect the market for our common shares to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We will incur increased costs as a result of being a public company, which could affect our profitability and operating results.
--------------------------------------------------------------------------------
The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the NASDAQ National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

                           FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect,"
"anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (i) the potential markets for our products, our potential profitability and cash flows, (ii) our growth strategies, (iii) anticipated trends in the building construction materials and household supplies retailing industry, (iv) our future financing plans and (v) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this Report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

Use of Proceeds
---------------

Our Offering is being made on a self underwritten basis - with a minimum of $32,000 in gross proceeds. The table below sets forth the use of proceeds if $32,000 (i.e. gross proceeds of the minimum offering) or $400,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.


                                                 Minimum         Maximum
                                              ------------    -------------
Gross proceeds                                $     32,000    $   400,000
Offering expenses                                    9,716          9,716
                                              -------------   -------------
Net proceeds                                  $     22,284    $   390,284
                                              =============   =============

The net proceeds will be used as follows:

Outstanding liabilities                       $      6,346    $     9,901
Show room expenses                                   1,500         35,000
Marketing                                            3,000          5,000
Travel expenses                                      2,000         30,000
Inventory                                            3,500        120,000
Logistics                                                -         60,000
General and administrative                           5,938         60,383
                                              -------------   -------------
TOTAL                                         $     22,284    $   390,284
                                              =============   =============

Total offering expenses are approximately $9,716. Of the $22,284, the amounts to be paid from the proceeds for expenses of the offering are: $3,000 for legal fees; $900 for filing fees; $5,000 for audit and accounting fees; $800 for transfer agent fees; and $16 for registration fee.

If the minimum amount of the shares is sold we will use the proceeds to pay for our outstanding, as of June 30, 2008, liabilities of $6,346, which represent the following amounts: accounting and audit fees of $4,500, office rent of $867, general and administrative expenditures of $605 and travel and promotion expenses of $374. If the maximum amount of the shares is sold we will pay all of our outstanding liabilities as of June 30, 2008, totaling $9,901 which represents current accounts payable and accrued liabilities of $6,346 and the amounts owed to our director for expenses incurred on behalf of the company in the amount of $3,555.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. If we are not able to obtain needed financing, we may have to cease operations. Determination of Offering Price The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $400,000 in this Offering.The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

o        our cash requirements;
o        the proceeds to be raised by the offering;
o        our lack of operating history; and
o the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

Dilution of the Price per Share
-------------------------------
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of June 30, 2008, the net tangible book value of our shares of common stock was a deficit of $(2,681) or approximately $(0.00054) per share based upon 5,000,000 shares outstanding.

If the maximum number of the shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 55,000,000 shares to be outstanding will be $387,044, or approximately $0.007 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $0.001 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.00765 per share without any additional investment on their part. The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.008 per share to $0.007 per share.

After completion of this Offering, if 50,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 90.91% of the total number of shares then outstanding shares for which the shareholders acquiring shares will have made cash investment of $400,000, or $0.008 per share. Our existing shareholders will own approximately 9.09% of the total number of shares then outstanding, for which they have made contributions of cash of $5,000, or $0.001 per share.

If the  minimum  number of the shares is sold:

Upon completion of this Offering, in the event 4,000,000 shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $19,044 or approximately $ 0.002 per share. The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00265 per share without any additional investment on their part. The shareholders acquiring shares in this offering will incur an immediate dilution from $0.008 per share to $ 0.002 per share.

After completion of this Offering, if 4,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 44.44% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $32,000, or $0.008 per share. Our existing shareholders will own approximately 55.56% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $5,000, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share...................................................  $     0.001
Net tangible book value per share before offering.................  $  (0.00065)
Net tangible book value per share after offering..................  $     0.007
Increase to present stockholders in net tangible book value per
share after offering..............................................  $   0.00765
Capital contributions.............................................  $     5,000
Number of shares outstanding before the offering..................    5,000,000
Number of shares after offering held by existing stockholders.....    5,000,000
Percentage of ownership after offering............................        9.09%

Purchasers of shares in this Offering if all shares sold:

Price per share...................................................  $     0.008
Dilution per share................................................  $     0.001
Capital contributions.............................................  $   400,000
Number of shares after offering held by public investors..........   50,000,000
Percentage of ownership after offering............................       90.91%

Existing stockholders if the minimum number of shares sold:

Price per share...................................................  $     0.001
Net tangible book value per share before offering.................  $ (0.00065)
Net tangible book value per share after offering..................  $     0.002
Increase to present stockholders in net tangible book value per
share after offering..............................................  $   0.00265
Capital contributions.............................................  $     5,000
Number of shares outstanding before the offering..................    5,000,000
Number of shares after offering held by existing stockholders.....    5,000,000
Percentage of ownership after offering............................       55.56%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share...................................................  $     0.008
Dilution per share................................................  $     0.006
Capital contributions.............................................  $    32,000
Number of shares after offering held by public investors..........    4,000,000
Percentage of ownership after offering............................       44.44%


Plan of Distribution; Terms of the Offering
--------------------------------------------

We are offering a minimum of 4,000,000 and up to a maximum of 50,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.008 per share. Funds from this Offering will be placed in a separate bank account.This account is not an escrow, trust or similar account. We will hold the funds in the account until we receive a minimum of $32,000, at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $32,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to the shareholders acquiring shares in this Offering without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to the shareholders acquiring shares in this Offering. The shareholders acquiring shares in this Offering will only receive a refund of the subscription if we do not raise a minimum of $32,000 within the 180 day period referred to above, which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

Officers, Directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the Offering. You will not have the right to withdraw your funds during the Offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a material change in the terms of the Offering. The following are material changes that would entitle you to a refund of your money:

  - a change in the offering price;
  - a change in the minimum sales requirement;
  - a change in the amount of proceeds necessary to release the funds held in the separate bank account;
  - a change to allow sales to affiliates in order to meet the minimum sales requirement; and
  - an extension of the offering period beyond 270 days.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this Offering through our Directors,Mr.Vasili Borisov and Ms.Nadezda Bulicheva. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

The  conditions  are that:

  1. The person is not statutorily  disqualified,  as that term is defined in
     Section 3(a)(39) of the Act, at the time of his participation;  and,
  2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
  3. The person is not at the time of their participation, an associated person of a broker-dealer; and,
  4. The person meets the conditions of Paragraph (a)(4)(ii)of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the "Exchange Act"), in that he/ she (A) primarily performs, or is intended primarily to perform at the end of the offering,substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation. Only after our Prospectus is declared effective by the Securities and Exchange Commission (the "Commission"), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering. We will not utilize the Internet to advertise our Offering. Section 15(g) of the Exchange Act Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Regulation M
------------

Our officers and Directors, who will sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions,
Regulation M precludes officers and/or Directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date
-----------------------------------

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing
If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to Elevated Concepts, Inc.

Right to Reject Subscriptions
-----------------------------

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Management's Discussion and Analysis or Plan of Operation
---------------------------------------------------------

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our registered independent auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. We do not anticipate that we will generate significant revenues until we have established our wholesale operations and developed distribution channels with sales sufficient enough to generate a healthy profit margin. Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to continue operations and remain in business for 12 months. If we are unable to generate revenues after the 12 months for any reason, or if we are unable to make a reasonable profit after 12 months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last for 12 months but with limited funds available to build and grow our business. If we raise the maximum amount, we believe we can achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient enough for us to continue as going concern. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other inancing plans.

Plan of Operation
-----------------

Our plan of operation is based on two major goals: a short term plan for one year (12 months), and a long term plan for up to five years.

Our short term plan is to identify and create a portfolio of eco-friendly, biodegradable, non-toxic building products manufactured by North American companies and to find venues for sale and distribution of such products in the emerging markets of Eastern Europe. Initially, we will concentrate on various products used in construction, home renovation and maintenance, such as paints, adhesives, household cleaning solutions, flooring and floor covering. We will include in our portfolio only products that are designed to achieve maximum performance with minimum impact on the environment and people's health.

Our long term plan is to expand our distribution and sales territories into other emerging markets and to add other categories of products to our portfolio, such as interior product options that qualify as environmentally friendly.

Limited Operating History; Need for Additional Capital
------------------------------------------------------

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in inventory, shipping, and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees
related  to  filings  and   regulatory   compliance   and  increases  in  travel
expenditures.

To become profitable and competitive, we have to successfully promote and increase sales and distribution of our products. We anticipate relying on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities. We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations
---------------------
From Inception on December 21, 2006, through June 30, 2008

During the period from December 21, 2006 (inception), through June 30, 2008, we hired consultants in the areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $7,681 of which $4,500 for accounting and audit fees; $256 for depreciation, $1,203 for general and administrative expenses; $375 for organization costs; $467 for rent; and $880 for travel and promotion. Since inception, we have sold 5,000,000 shares of common stock to our Directors for $5,000.

Liquidity and Capital Resources
-------------------------------
As of June 30, 2008, our total assets consisted of cash and cash equivalents of $5,000 (September 30, 2007 - $Nil), computer equipment with book value of $1,820 (September 30, 2007 - $162) and security deposit of $400 (September 30, 2007 - $Nil) and our total liabilities were $9,901 (September 30, 2007 - $3,693) for a total working capital deficit of $4,901 (September 30, 2007 - $3,693). During the period ended June 30, 2008, a Director of the Company provided $3,555 to the Company in cash advances for operating capital.

We expect to incur substantial losses over the next two years. As of June 30, 2008, we had cash of $5,000, and we believe that we need approximately an additional $32,000 to meet our working capital requirements over the next 12 months. Our intention is to obtain this money through this offering.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data and certain other industry forecasts used throughout this Prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this Prospectus.

Background
----------

We were formed on December 21, 2006. Our plan is to build a portfolio of eco-friendly, bio-degradable, non-toxic and organic products used in construction, home renovation and maintenance for sale and distribution in the emerging markets of Russia, Ukraine and other Eastern European countries. We plan to start with sale and distribution of constructions and household materials which will be used in "green development" projects in the suburban areas of Moscow, Russia.

Market and Industry Overview
----------------------------

Green Development

Providing comfort indoors means ensuring appropriate ventilation, heating, and cooling, as well as limiting emissions from materials used inside a building. Green development is the latest trend in real estate development based on the use of ecologically clean natural materials and intention to preserve environment, both in the process of construction and during further operation and use. Green development first emerged several years ago. The term means construction or any other development based on environmentally friendly terms. The purpose of green development is to create favorable conditions for life, work and leisure featuring minimal impact on the environment and preserving the existing ecological equilibrium. This ecological equilibrium is possible if a construction project skillfully combines a well-thought-out architectural concept, energy saving technologies, natural construction materials and, most importantly, responsible and careful consideration of the impact of the project on the environment.

In Russia, interest in an environmentally conscious lifestyle is becoming more popular amongst the middle class population.

Green development is a complex of standards  and  measures for  construction  of buildings and municipal landscaping, the application of which enables to minimize the negative impact on the environment. This, in turn, helps preserve the balance between human needs and the environmental resources. The standards of green development are there to improve such indicators of construction and operation of buildings as indoor air quality, emissions control, energy saving, efficiency of water usage, limitation and recycling of household waste, preservation and growth of green plantations and natural habitat for animals and birds, as well as provision of economic and social wellbeing.

All these requirements may be met by: thorough, careful selection of development sites, detailed development planning, application of energy saving technologies, harmonious interior planning of buildings, the use of ecologically clean construction and finishing materials (preferably locally sourced or produced), as well as a responsible approach to building management.

Market overview
---------------

"Green," eco-friendly building materials and household products.
----------------------------------------------------------------

Quite a bit of attention has been focused lately on the issue of green building materials. What makes a given product "green"? How do you evaluate the relative greenness of different products? How do you find green products?

In compiling any directory of green building products, the authors have to figure out what qualifies a product for inclusion. Standards and thresholds have evolved over time and criteria which determines how green is any product will continue to change, and as they do, the products included in the category of green and eco-friendly will evolve constantly.

The Holy Grail of the green building movement would be a database in which the life-cycle environmental impacts of different materials were fully quantified and the impacts weighted so that a designer could easily see which material was better from an environmental standpoint. Experts in this field are trying to weigh, for example, the resource-extraction impacts of one product with the manufacturing impacts of another, and the indoor-air-quality impacts of a third.

In building a house or office building, a great many materials and products will be used. Even in the greenest of projects it is likely that many products will be used that are not themselves green--but they are used in a manner that helps reduce the overall environmental impact of the building. A particular window may not be green, but the way it is used maximizes collection of low winter sunlight and blocks the summer sun. So even a relatively conventional window can help make a house green. Creating a green building means matching the products and materials to the specific design and site to minimize the overall environmental impact.

Green products could be used in inefficient ways that result in buildings that are far from environmentally responsible. In a well-thought-out building design, however, substituting green products for conventional products can make the difference between a good building and a great one.

It is important to note that multiple criteria often apply--in other words, a product may be considered green for more than one reason. Take recycled plastic lumber, for example: it's made from recycled waste, it's highly durable and it can obviate the need for pesticide treatments. Straw particleboard products are made from agricultural waste materials, and they are free from formaldehyde offgassing. A product with multiple benefits could qualify to be green on the basis of its overall environmental performance, even if it doesn't meet a threshold in any one category alone. Conversely, a product with one or more green attributes might not qualify if it also carries significant environmental burdens. For example, wood treated with toxic preservatives has advantages in terms of durability, but it would not be considered green due the health and environmental hazards it represents.

There are several factors used to designate building products as green or eco-friendly.

1. Products Made with Salvaged, Recycled or Agricultural Waste Content. The materials used to produce a building product-and where those materials came from-is a key determinant of green.

2. Products That Conserve Natural Resources
      - Products that reduce material use
      - Products with exceptional durability or low maintenance requirements
      - Certified wood products
      - Rapidly renewable products

3. Products That Avoid Toxic or Other Emissions
      - Natural or minimally processed products
      - Alternatives to ozone-depleting substances

      - Alternatives to hazardous products
      - Products that reduce or eliminate pesticide treatments
      - Products that reduce stormwater pollution
      - Products that reduce impacts from construction or demolition activities
      - Products  that reduce  pollution or waste from operations

4. Products That Save Energy or Water
      - Building components that reduce heating and cooling loads
      - Equipment that conserves energy and manages loads
      - Renewable energy and fuel cell equipment
      - Fixtures and equipment that conserve water

5. Products That Contribute to a Safe, Healthy Built Environment
      - Products that do not release significant pollutants into the building
      - Products that block the introduction, development, or spread of indoor contaminants
      - Products that remove indoor pollutants
      - Products that warn occupants of health hazards in the building
      - Products that improve light quality
      - Products that help control noise

Target market
-------------

In the past, as far as real estate was concerned, the outskirts of major cities such as Moscow, Saint Petersburg and others were primarily areas where urban dwellers purchased recreational properties.

Recently, as the middle class gets pushed out by the cities' high real-estate prices, more and more people are looking to new developments outside the urban areas and major cities for affordable housing with similar levels of quality. Developers are also beginning to show more interest in the regions that lie in close proximity to urban centers. Apart from a few districts on the outskirts of the city, Moscow has little free land left for mass housing development.It is also a lot easier from an administrative point of view to get land in the regional, rural areas: The smaller the plot of land involved, the easier it is to get authorization from the district authorities for development.

Another advantage of regional, rural developments is that developers are not limited by the restrictions of district urban development plans as in Moscow. Many of Moscow's satellite cities either do not have such plans, or those they do have are now hopelessly outdated. This means that developers are free to build without red tape from the district authorities.

The big housing-construction groups in Moscow, such as DSK-1, are now developing the regional market by building new housing in the outskirts of the city. Urban dwellers looking to purchase a home but unable or not wanting to buy a house are starting to look at condominium developments in exclusive rural areas, such as Zhukovka or Barvikha. Experts say this segment's potential remains untapped and is only now starting to gain attention.

Townhouse settlements are a growing segment in Russian housing market. They combine the advantages of individual houses with the comforts of upscale apartments. Townhouses built by the MIEL-Nedvizhimost agency at Barvikha-2 enjoy stable demand, realtors say, and sell for $3,000 and up per sq. meter. A property of similar characteristics within Moscow would cost at least twice as much.

Satellite towns that are unpolluted and offer good-quality nonstandard housing projects have become increasingly popular. So far, however, they offer only scattered stand-alone houses rather than developed districts with the necessary range of infrastructure features.

Housing districts such as the northwest of Moscow, built in a protected natural enclave, is the pride and joy of the city's Department of Construction Investment Program. This district is also getting a lot of attention from potential buyers. Of the 790 hectares in the project, 273 have been kept as they were and sport hillsides, birch and oak groves and clean springs. Many buyers are attracted by the good transportation links in such developments, clean environment and quality housing.

Slightly farther from the city center,the Novorizhskoe area is the up-and-comer, burgeoning with new developments. There are now 350 gated communities on the market in Russia, about half in the Novorizhskoe region that is 16 mile, northwest of Moscow in Novorizhskoe's Istra district. A different concept of luxury is being introduced in that area. The major indicator of luxury is now considered to be green development. Now, the luxury does not mean over the top excessive use of glitzy, extravagant building materials but rather constructing buildings with natural materials such as wood and stone, using recycled water and trying to use alternative energy sources. Currently various-stage projects based on the green development principle are being launched. In near future, several companies plan to launch brand new projects on the Russian market - an ECO2 (`double eco') estate community. It is based on the principle of creating a natural habitat featuring ecological purity and economic availability.

There are many active players in the market of development of new eco-friendly housing projects. Amongst them are INCOM, RODEX Group, Open Investments, Sapsan, Alterwest, Magistral, Witstroy co., Agroimpex, Capital Story, Kores Story and Masshtab. Modern energy, resource economy and eco-friendly technologies are very much demanded in all types of dwellings from cottages to residential apartments. It is expected that these solutions will be implemented both for erection of new buildings and during planned renovation of old ones.

Our Business

Plan of Operations
==================

Short-term plan
---------------

Our short-term plan (next 12 months) is to do a market test and determine a list of perspective products that we want to introduce to Russian and Eastern European market. Once the market is tested and product lines are determined, we will start selling the products to potential buyers. Initially, we intend to concentrate on two main concepts of green and environmentally friendly building products when determining our portfolio.


     1) Products That Contribute to a Safe, Healthy Built Environment
        --------------------------------------------------------------

        Buildings should be healthy to live or work in and around, and product selection is a significant determinant of indoor environment quality. Green building products that help to ensure a healthy built environment can be separated into several categories:

        - Products that do not release significant pollutants into the building such as zero- and low-VOC paints, caulks, and adhesives, as well as products with very low emissions, such as nonformaldehyde manufactured wood products.

        - Products that block the introduction, development, or spread of indoor contaminants. Certain materials and products are green because they prevent the generation or introduction of pollutants, especially biological contaminants, into occupied space. Duct mastic, for example, can block the entry of mold-laden air or insulation fibers into a duct system. "Track-off" systems for entryways help to remove pollutants from the shoes of people entering. Coated ductboard--compared with standard rigid fiberglass ductboard--prevents fiber shedding and helps control mold growth. And linoleum helps to control microbial growth because of the ongoing process of linoleic acid oxidation.

        - Products that help control noise. Noise pollution both from indoor and outside sources adds to stress and discomfort. A wide range of products are available to help absorb noise, prevent it from spreading, masking it and even reducing it with sound-cancellation technologies.

        - Products that reduce or eliminate pesticide treatments. Periodic pesticide treatment around buildings can be a significant health and environmental hazard. The use of certain products can obviate the need for pesticide treatments, and such products are therefore considered green. Examples include physical termite barriers, borate-treated building products and bait systems that eliminate the need for broad-based pesticide application.

     2) Products That Avoid Toxic or Other Emissions:
        ---------------------------------------------

        - Alternatives to hazardous products. Some materials provide a better alternative in an application dominated by products for which there are concerns about toxic constituents, intermediaries, or by-products.

        - Also included here are alternatives to products made with chlorinated hydrocarbons such as polyvinyl chloride (PVC) and brominated fire retardants.

        - Natural or minimally processed products -- Products that are natural or minimally processed can be green because of low energy use and low risk of chemical releases during manufacture. These can include wood products, agricultural or nonagricultural plant products, and mineral products such as natural stone and slate shingles.

There are four main categories of green building products that we want to start with:

Paints
------
A primary consideration for most interior paints is their potential impact on occupant health. To this end, very-low-VOC or zero-VOC paints are generally preferred, though some chemically sensitive people find that even these can be difficult to tolerate. Note that liquid carriers (including water and exempt
VOCs) are usually excluded when stating VOC levels, which are expressed as grams of VOC per liter of VOC-plus-paint-solids. Most zero-VOC paints still use colorant systems that contain VOCs, so custom-coloring will increase emissions. Some paints are made from minimally processed plants and minerals; while these products may contain relatively high levels of VOCs, they may not be as troublesome as the compounds released from petrochemical-based paints. Products we want to work with contain less than 50 grams of VOCs per liter and may include other environmental features.

There are number of North American companies that manufacture environmentally friendly paints. Amongst them:

         - Safecoat Zero-VOC interior paints in flat, eggshell, and semi-gloss have little odor when wet and none when dry.

         - Best Paint's Interior and Breathe-EZ products are Zero VOC, with no biocide and low to no odor.

         - The BioShield collection of paints, stains, thinners and waxes is made primarily from naturally-derived raw materials including citrus peel extracts, essential oils, seed oils, tree resins, inert mineral fillers, tree and bee waxes, lead-free dryers and natural pigments.

         - The Air-Care line consists of Odorless Acrylic Primer, Odorless Acrylic Flat, Odorless Acrylic Eggshell, and Low Odor Acrylic Semi-Gloss.

         - American Pride(R) paints are Green Seal certified, are usually solvent-free (zero VOC), and never contain chemicals that are suspected carcinogens. This means that the indoor air remains free of harmful chemicals and odors thus providing a direct benefit to anyone that comes into contact with the products.

Caulks and adhesives
--------------------
Adhesives are a significant potential source of indoor air quality concerns, so these products should be selected with care. Water-based adhesives have lower VOC emissions than solvent-based products. While some are sold as multipurpose, others are specific to particular applications. If a manufacturer recommends a low- or zero-VOC, water-based product for use with its material, then we intend to use that product; otherwise we will consider one known to minimize indoor air pollution. Products we wish to include have VOC levels of 50 grams per liter or less.

Number of such products available on North American Market, amongst them:

         - Chem-Calk 600 is a white, paintable, water based, siliconized acrylic latex caulk for general purpose architectural sealing;

         - Quick Shield is a white, one-part, quick-setting, interior/exterior flexible sealant that contains no VOCs;

         - Titebond(R) is a solvent-free, nonflammable construction adhesive that contains 6.6 g/l VOCs.

Carpeting
---------
Carpeting is almost ubiquitous in our homes, schools and office buildings. Almost two billion square yards of carpeting are sold each year, nearly all of it made from petrochemicals. Carpet is a good absorber of sound and impact, yielding a surface associated with comfort. Its absorbent nature, however, also makes it a good medium for holding moisture and harboring dirt, mold and dust mites. This, along with potential offgassing from the carpet and its adhesive, has led to indoor air quality concerns. Carpet companies are each taking different approaches to improving the environmental profile of their products.

Several companies offering a green alternative to traditional carpet flooring:

Carousel Carpet Mills, Inc. - Carousel produces carpets made from wool, linen, and cotton fibers, with a poly backing. They also make custom carpets and rugs.

Colin Campbell & Sons, Ltd. - Nature's Carpet, made from 100% New Zealand raw wool, is completely free of chemical residues from all stages of the process

Earth Weave Carpet Mills, Inc.- Earth Weave Carpet Mills produces wall-to-wall carpeting and area rugs from 100% biodegradable, all natural materials such as wool, hemp and jute.

Design Materials, Inc. - These carpet collections from Design Materials are made exclusively from natural fibers.

Sisal Rugs Direct markets broadloom and area rugs of sisal, sisal/wool blend, seagrass, and mountain grass imported from Brazil, China, and Africa.

Biodegradable, non-toxic, chlorine-free, household cleaning solutions
---------------------------------------------------------------------
Many household cleaning products contain harmful chemicals such as chlorine bleach, ammonia, petrochemicals, and VOC's. It is risky to have these chemicals in a home in the case of accidental ingestion or physical contact. Breathing the fumes of some chemicals, especially over time, can be damaging to peoples and pets health. In addition, small amounts of residual product can be left on surfaces or in the air following cleaning, adversely affecting your home's air quality.

Several  companies  that  specializing  in  manufacturing   safe,  nontoxic  and
environmentally friendly household cleaning products. Amongst them:

"MultiZyme" is a proprietary enzyme blend scientifically engineered for the cleaning of any tough cleaning job by Sorbent Technologies, Inc. dba Ecodiscoveries, Atlanta, Georgia. It has industrial strength and is safe to use inside or outside of household. The natural enzyme blend targets an array of cleaning chores, making it the ultimate multi-cleaner. MultiZyme is non-hazardous, non-toxic, and non-flammable. It contains no harsh chemicals, no chlorine, and no ammonia. MultiZyme can safely be used around people, pets, plants, and marine life. Exterior surfaces can be effectively cleaned with MultiZyme without concern for harming plants, shrubs, flowers, or the environment. No special clothing is necessary when using MultiZyme. Unlike chlorine, ammonia or other harsh chemicals that produce strong, toxic fumes, MultiZyme is not harmful to the user and does not require special ventilation. MultiZyme is safe for the many surfaces of the household. It can be sprayed and wipe cleaned on any surface that can have contact with water: carpet, fabric, concrete, cars, appliances, children's toys, car seats, shiny surfaces, plastic, rubber, vinyl, tile, glass, counter tops, pet crates and more.

Biokleen manufactures products that are formulated in-house, in their own manufacturing plant, in the USA. Products, batches and formulas are third-party reviewed by Berg Environmental, Content Verified and the EPA's Design for the Environment.

Natural Lawn Treatment
----------------------
Natural lawn care products, which offer low impact alternatives to traditional gas-powered mowers and weed-eaters for lawn maintenance.

"Burnout Weed and Grass Killer" developed by St.Gabriel Organics, Orange, Virginia, is made of clove oil, plus other food grade ingredients. This product works faster than harsh chemicals. The initial results can be seen in three hours and dead weeds and grass by morning. After the second treatment this product takes out unwanted plants right down to their roots. The material won't harm the environment, animals or humans and can be used for spot treatments in lawn, mulch beds, around patios, walkways, fence lines and driveways. It can be used for non- selective control of herbaceous broadleaf and grass weeds. Types of these weeds include: Chickweed, Black Medic, Dandelion, Pigweed, Algae and Moss, Foxtail, Ivy Leaf, Morning Glory, Poison Hemlock, Milkweed, Liverwort, Ragweed, Clover, Sicklepod, Quackgrass, and Bluegrass.

We plan to create our portfolio of these products by sourcing them through industry trade shows, directly contacting North American manufacturers, searching through construction industry publications, ads and referrals. Once we determine the list of products we will contact distributors ("Distributor" or "Distributors") of construction and household materials in Moscow and Saint Petersburg for the purpose of sale and distribution of our portfolio products.

We plan to build our portfolio through the following steps:

      - We will buy samples and small quantities of chosen products from brand manufacturers throughout the United States and ship them to our distributor for show room display and testing on the local market. The distributor will utilize their existing contacts to introduce the products to local buyers.

      - Our company will create a list of prospective brands based on feedback we will receive from our distributor.
      - We will obtain all the necessary information about prospective brands we wish to include in our portfolio from the manufacturers for the purpose of developing a sale support system.
      - Upon receiving a purchase order from the distributor, Elevated Concepts will place a trial order with chosen product manufacturers or their distributors and fulfill it by shipping purchased goods to the distributor's warehouse in Moscow.
      - We will evaluate the consumer response to the introduced new products by working closely with the distributor and deciding on whether to keep or adjust our product lines. Then we will develop a more detailed plan of operations including types of products and next order volumes.

Marketing
---------
We plan to develop a strategic marketing plan by working together with our distributor, for generating product awareness in geographical areas where we plan to introduce our products. We will focus our marketing and sales efforts on the "middle class" population of Moscow and Saint-Petersburg regions first. The middle class represents our target market as it has recently become more aware and concerned about the environmental impact of construction and building materials. We will actively support people's awareness of the concept of green building living by sponsoring local events, participating in trade shows and directly targeting companies involved in green buildings housing developments and technologies. The marketing plan will cover the following:

      - Active promotional program including show room demonstrations, printing promotional materials, educating buyers and other potential distributors on the brands we carry.
      -   Public and media relations program in key areas.
      - Participating in trade shows through local distributors by supplying our products and representing them at the shows to increase customer awareness of brands that we represent.

Financing
---------
We intend to raise a minimum of $32,000 and up to a maximum of $400,000 of gross proceeds from this Offering. Management believes that even if we raise a minimum amount we will have sufficient cash flow to meet our capital requirements for at least the next 12 months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Long-term plan
--------------
There are three key elements of our long term plan (next five years):

 1) Expand our portfolio by diversifying our offerings with innovative new American brands
 2) Introduce new product categories including energy efficient lightning and energy efficient appliances
 3) Expand sales territories, increase number of distributors and uncover new distribution channels

Competition
-----------
The Company's business is subject to significant competition. The construction materials industry is highly competitive and Eastern European market is dominated by large multinational Western brands and international retail chains such as OBI, a modern European DIY (do-it-yourself) retailer, which operates 517 stores located in European countries with 12 stores in Russia, and Auchan a French retailer who has opened its 30th store in Russia in September 2008, among others. In France, Auchan has launched a new range of "eco-friendly" household cleaning products in February of 2007.

In our particular product segment, we compete against a diverse group of wholesalers and retailers offering wide range of home renovation, construction
and   household  products.  The retail  leaders  are:  "X5  Retail  Group  N.V"
("Pyaterochka" and "Perekryostok") with more than $5.2 billion of total earnings in 2007; "Metro Cash & Carry" ("Metro C&C") - more than $4.6 billion; "Tander" ("Magnit") - more than $3.6 billion; "Auchan-Rossia" ("Auchan") - more than $3.2 billion. Retail trade companies earnings growth results from investments and M&A deals. For example, "X5 Retail Group N.V" has bought two regional retail chains at the end of 2007 and now is ready to take the purchase option for "Karusel" retail chain in Saint Petersburg. "Auchan" has made important steps for purchasing 14 hypermarkets of the "Ramstor" chain. "INFOLine" analysts forecast maintenance of positions for those companies as market leaders.

There are also number of mid and small size local national competitors offering similar products among many others. Moreover, competition for shelf space in department and independent stores is intense and poses great difficulty for smaller companies and distributors.

Elevated Concepts will try to offer distinctive eco-friendly products, which address specific consumer needs. We will target specific group of consumers, who are focus on creating an eco-friendly living environment and are looking for unique products and brands that are not offered by other competitors. It is a growing category of consumers in Moscow region who consider green house design and who believe that eco-friendly home for a healthier lifestyle helps to protect Earth's precious natural resource commodities.

Description of Property
-----------------------

We do not hold ownership or leasehold interest in any property.

Directors, Executive Officers and Control Persons
-------------------------------------------------

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

--------------------------------------------------------------------------------
Name                      Age                    Position
--------------------------------------------------------------------------------

Vasili Borisov            59                     President, Chief Executive
                                                 Officer, Director

Nadezda Bulicheva         54                     Secretary, Treasurer, Chief
                                                 Financial Officer, Director
--------------------------------------------------------------------------------

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Elevated Concepts' affairs.

Vasili Borisov
--------------
Mr. Vasili Borisov is our President and Chief Executive Officer and is also a member of the Board of Directors. He holds a degree in non-organic chemistry from Russian Mendeleev University of Chemical Technology and has in depth knowledge and experience in research and development of formulations for household cleaning products, industrial cleaning products and institutional cleaning products based on application of silicone-based solutions. In the past five years, Mr.Borisov held various contract positions with a chemical laboratory and private enterprises in Moscow, Russia. Mr.Borisov is not an officer or Director of any other reporting company. Mr. Borisov intends to devote approximately 20% of his business time to our affairs.

Nadezda Bulicheva
-----------------
Mrs.Bulicheva is our Secretary and Chief Financial Officer and is also a member of the Board of Directors. She holds a Bachelors degree in economics from Tumanov Metallurgy College, Moscow, Russia. In the past five years, Mrs.Bulicheva has worked as a consultant for "Consult-Invest," a private enterprise, which provides financial and strategic services, including capital formation business case development, valuation and operational assistance for startup companies in Moscow and Moscow Region, Russia. She intends to devote approximately 20% of her business time to our affairs.

EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year. The table below shows what we have paid to our Directors since our inception of December 21, 2006, through June 30, 2008.

SUMMARY COMPENSATION TABLE

============================================================================================================
             |                |                               |     Long Term Compensation   |             |
             |                |        Annual Compensation    |------------------------------|             |
             |                |-------------------------------|        Awards        |Payouts|             |
             |                |        |       |   Other      |------------------------------|             |
             |                |        |       |   Annual     |          |           |       |             |
             |                |        |       |   Compen-    |Restricted| Securities|       |   All Other |
Name and     |      Year      |        |       |   sation     |Stock     | Underlying|  LTIP |    Compen-  |
Principal    |      Ended     | Salary | Bonus |              |Awards    | Options/  |Payouts|    sation   |
Position     |                |   ($)  |  ($)  |    ($)       |   ($)    | SARs (#)  |  ($)  |      ($)    |
-----------------------------------------------------------------------------------------------------------|
<s>              <c>            <c>      <c>        <c>           <c>           <c>     <c>         <c>    |
V.Borisov,        12-21-06      -0-      -0-        -0-           -0-           -0-     -0-         -0-    |
President,     (inception)to                                                                               |
Chief             09-30-07                                                                                 |
Executive                                                                                                  |
Officer           10-01-07 to   -0-      -0-        -0-           -0-           -0-     -0-         -0-    |
Director          06-30-08                                                                                 |
                                                                                                           |
N.Bulicheva       12-21-06      -0-      -0-        -0-           -0-           -0-     -0-         -0-    |
Secretary,      (inception)to                                                                              |
Treasurer,        09-30-07                                                                                 |
Chief                                                                                                      |
Financial         10-01-07 to   -0-      -0-        -0-           -0-           -0-     -0-         -0-    |
Officer,          06-30-08                                                                                 |
============================================================================================================

Stock Option Grants
-------------------
We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole Director and officer since our inception.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth the ownership, as of June 30, 2008, of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 30, 2008, there were 5,000,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

==============================================================================================================================
Title of Class      Name of                         Amount and          Percent of          Percent of          Percent of
                    Beneficial Owner                Nature of          Class Before        Class After         Class After
                                                    Beneficial           Offering         Offering with       Offering with
                                                    Ownership                           Minimum Number of   Maximum Number of
                                                                                           Shares Sold         Shares Sold
                                                       (1)                 (%)                 (%)                 (%)
------------------------------------------------------------------------------------------------------------------------------
Common              Vasili Borisov                  2,500,000              50.0                27.8               4.545
                    President, CEO, and
                    Director
------------------------------------------------------------------------------------------------------------------------------
Common              Nadezda Bulicheva               2,500,000              50.0                27.8               4.545
                    Secretary, Treasurer
                    CFO  and Director
------------------------------------------------------------------------------------------------------------------------------
                    All Officers and Directors      5,000,000             100.0                55.6                9.09
                    as a Group that consists
                    of two persons
==============================================================================================================================

         (1) - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

As of June 30, 2008, the Company owed $3,555 (September 30, 2007, - $693) to the President of the Company for expenses incurred on behalf of the Company.

DESCRIPTION OF SECURITIES

Common Stock
------------
The authorized capital stock of Elevated Concepts, Inc. consists of 75,000,000 common shares, $0.001 par value. Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Elevated Concepts, Inc., whether voluntary or involuntary, to share equally in the assets of Elevated Concepts available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Elevated Concepts' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights
-------------
Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy
---------------
Holders of Elevated Concepts' common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Elevated Concepts does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Elevated Concepts' financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants
-----------------------
We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------
We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------
We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. Shares Eligible for Future Sale The 50,000,000 shares of common stock registered in this Offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 5,000,000 issued and outstanding shares have been held since June 30, 2008, and are subject to the sale limitations imposed by Rule 144. Under Rule 144, since our Directors are an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Anti-takeover provisions
------------------------
There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Legal Proceedings
-----------------
No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings which involve Elevated Concepts, Inc.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Interest of Named Experts and Counsel
-------------------------------------
Our financial statements included in this Prospectus and the Registration Statement have been audited by Davis Accounting Group P.C., Registered Independent Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the securities offered hereby will be passed upon for us by of the law firm Harrison Law P.A.


Additional Information
----------------------
We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders
---------------------------
Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

FINANCIAL STATEMENTS

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007




Report of Registered Independent Auditors...............................F-2

Financial Statements-

  Balance Sheet as of September 30, 2007................................F-3

  Statements of Operations for the Period Ended September 30, 2007,
    and Cumulative from Inception...................................... F-4

  Statement of Stockholders' (Deficit) for the Period from Inception
    Through September 30, 2007..........................................F-5

  Statements of Cash Flows for the Period Ended September 30, 2007,
    and Cumulative from Inception.......................................F-6

  Notes to Financial Statements September 30, 2007......................F-7

                    REPORT OF REGISTERED INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of Elevated Concepts, Inc.:

We have audited the accompanying balance sheet of Elevated Concepts, Inc. (a Nevada corporation in the development stage) as of September 30, 2007, and the related statements of operations, stockholders' (deficit), and cash flows for the period ended September 30, 2007, and from inception (December 21, 2006) through September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elevated Concepts, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period ended September 30, 2007, and from inception (December 21, 2006) through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/  Davis Accounting Group P.C.

Cedar City, Utah,
September 8, 2008.

                         ELEVATED CONCEPTS, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                         BALANCE SHEET (NOTE 2)
                        AS OF SEPTEMBER 30, 2007

                                 ASSETS
                                 ------
                                                              2007
                                                            --------
Current Assets:
  Cash                                                     $       -
                                                           ---------
     Total current assets                                          -
                                                           ---------
Property and Equipment:
  Computer equipment                                             171
  Less - Accumulated depreciation                                 (9)
                                                           ---------
     Net property and equipment                                  162
                                                           ---------
Total Assets                                               $     162
                                                           =========

                LIABILITIES AND STOCKHOLDERS'(DEFICIT)
                --------------------------------------

Current Liabilities:
  Accrued liabilities                                      $   3,000
  Due to related party - Officer and Director                    693
                                                           ---------
     Total current liabilities                                 3,693
                                                           ---------
     Total liabilities                                         3,693
                                                           ---------

Commitments and Contingencies

Stockholders' (Deficit):
  Common stock, par value $0.001 per share,
    75,000,000 shares authorized; no shares
    issued and outstanding                                         -
  Additional paid-in capital                                       -
  (Deficit) accumulated during the development stage           (3,531)
                                                           ----------
Total stockholders' (deficit)                                  (3,531)
                                                           ----------
Total Liabilities and Stockholders' (Deficit)              $      162
                                                           ==========




         The accompanying notes to the financial statements are an integral part of this balance sheet.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF OPERATIONS (NOTE 2)
                    FOR THE PERIOD ENDED SEPTEMBER 30, 2007,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 21, 2006)
                           THROUGH SEPTEMBER 30, 2007

                                               Period Ended        Cumulative
                                               September 30,          From
                                                   2007             Inception
                                               --------------     -------------

Revenues                                       $          -       $         -
                                               --------------     -------------

Expenses:
 Accounting and audit fees                            3,000             3,000
 Depreciation                                             9                 9
 General and administrative - Other                     147               147
 Organization costs                                     375               375
                                               -------------      -------------
  Total general and administrative expenses           3,531             3,531
                                               -------------      -------------
(Loss) from Operations                               (3,531)           (3,531)

Provision for Income Taxes                                -                 -
                                               -------------      -------------
Net (Loss)                                     $     (3,531)      $    (3,531)
                                               =============      =============
(Loss) Per Common Share:
  (Loss) per common share - Basic and Diluted  $         -
                                               =============

Weighted Average Number of Common Shares
      Outstanding - Basic and Diluted                    -
                                               =============








             The accompanying notes to the financial statements are
                     an integral part of these statements.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF STOCKHOLDERS' (DEFICIT) (NOTE 2)
                FOR THE PERIOD FROM INCEPTION (DECEMBER 21, 2006)
                           THROUGH SEPTEMBER 30, 2007


                                                                           (Deficit)
                                                                          Accumulated
                                    Common stock          Additional       During the
                                 --------------------      Paid-in       Development
     Description                 Shares        Amount       Capital          Stage         Total
-----------------------------------------------------------------------------------------------------

Balance - December 21, 2006           -      $       -     $       -        $          -    $       -
Net (loss) for the period             -              -             -              (3,531)      (3,531)
                               ---------     ----------    ----------       -------------   ----------
Balance - September 30, 2007          -              -             -        $     (3,531)   $  (3,531)
                               =========     ==========    ==========       =============   ==========





             The accompanying notes to the financial statements are
                     an integral part of this statement.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
                    FOR THE PERIOD ENDED SEPTEMBER 30, 2007,
                AND CUMULATIVE FROM INCEPTION (DECEMBER 21, 2006)
                           THROUGH SEPTEMBER 30, 2007

                                                 Period Ended      Cumulative
                                                 September 30,        From
                                                     2007          Inception
                                                 -------------    -----------

Operating Activities:
  Net (loss)                                     $    (3,531)     $    (3,531)
  Adjustments to reconcile net (loss) to net
   cash (used in) operating activities:
     Depreciation                                          9                9
     Changes in net assets and liabilities
       Accrued liabilities                             3,000            3,000
                                                 ------------     -----------
Net Cash (Used in) Operating Activities                 (522)            (522)
                                                 ------------     -----------

Investing Activities:
  Purchase of computer equipment                        (171)            (171)
                                                 ------------     -----------
Net Cash (Used for) Investing Activities                (171)            (171)
                                                 ------------     -----------

Financing Activities:
  Loan from Officer and Director                         693              693
                                                 ------------     -----------
Net Cash Provided by Financing Activities                693              693
                                                 ------------     -----------

Net Increase in Cash                                       -                -

Cash - Beginning of Period                                 -                -
                                                 ------------     -----------
Cash - End of Period                             $         -      $         -
                                                 ============     ===========


Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for:
     Interest                                    $         -      $         -
                                                 ============     ===========
     Income taxes                                $         -      $         -
                                                 ============     ===========




             The accompanying notes to the financial statements are
                     an integral part of these statements.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

(1)   Summary of Significant Accounting Policies
      ------------------------------------------

   Basis of Presentation and Organization

Elevated Concepts, Inc. (the "Company" or "Elevated Concepts") is a Nevada corporation in the development stage and has minimal operations. The Company was incorporated under the laws of the State of Nevada on December 21, 2006. The proposed business plan of the Company is to sell and distribute environmentally friendly building materials. The accompanying financial statements of Elevated Concepts were prepared from the accounts of the Company under the accrual basis of accounting.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once Elevated Concepts has commenced full operations, it will recognize revenue when the sale and/or distribution of building materials is complete, risk of loss and title to the building materials have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. These incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

   Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2007.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

The Company maintains a valuation allowance with respect to deferred tax assets. Elevated Concepts establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts Elevated Concepts could realize in a current market exchange. As of September 30, 2007, the carrying value of the Company's financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

   Property and Equipment

Property and equipment is stated at cost. Expenditures that materially increase useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

      Computer equipment        5 years

   Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment of Disposal of Long-lived Assets," which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value. For the period ended September 30, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


  Advertising and Promotion

The  Company   expenses  all   advertising  and  promotion  costs  as  incurred.
Advertising and promotion costs for the period ended September 30, 2007, were $0.

   Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

    Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2007, and expenses for the period ended September 30, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

   Fiscal Year

The Company has adopted a fiscal year end of September 30.

(2)   Development Stage Activities and Going Concern
      ----------------------------------------------

The Company is currently in the development stage, and has minimal operations. The proposed business plan of Elevated Concepts is to engage in the sale and distribution of environmentally friendly building materials.

During the period from inception (December 21, 2006) through September 30, 2007, the Company was incorporated and received initial working capital through a loan from a Director and officer.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. As of September 30, 2007, the Company had a working capital deficiency of $3,693, and an accumulated deficit during the development stage of $3,531. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Its ability to continue as a going

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meets its obligations and repay its liabilities arising from normal business operations when they come due. These and other factors raise substantial doubt about Elevated Concepts' ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. The management of the Company plans to continue to provide for its capital needs by the issuance of common stock and related party advances.

(3)   Loan from Director and Officer
      ------------------------------
As of September 30, 2007, a loan from an individual who is a Director and officer of the Company amounted to $693. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment.

(4)   Common Stock
      ------------
The Company is authorized to issue 75,000,000 shares of its common stock with a par value of $0.001 per share. No other classes of stock are authorized. As of September 30, 2007, the Company had not issued any shares of its common stock, granted any stock options, or recorded any stock-based compensation.

 (5)  Income Taxes
      ------------
The provision (benefit) for income taxes for the period ended September 30, 2007, was as follows (assuming a 15% effective tax rate):

                                         Period Ended       Cumulative
                                         September 30,         From
                                             2007           Inception
                                         -------------      ----------

Current Tax Provision:
  Federal-
    Taxable Income                        $         -       $        -
                                          -----------       ----------
      Total current tax provision         $         -       $        -
                                          ===========       ==========
Deferred Tax Provision:
  Federal-
    Loss carryforwards                    $       530       $      530
    Change in valuation allowance                (530)            (530)
                                          -----------       -----------
     Total deferred tax provision         $         -       $        -
                                          ===========       ===========

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


Elevated Concepts had deferred income tax assets as of September 30, 2007, as follows:

                                                   2007
                                                ----------
             Loss carryforwards                $       530
             Less - Valuation allowance               (530)
                                               -----------
              Total net deferred tax assets    $         -
                                               ===========


The Company provided a valuation allowance equal to the deferred income tax assets for the period ended September 30, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2007, the Company had approximately $3,531 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2026.

(6)   Related Party Transactions
      --------------------------
As described in Note 3, as of September 30, 2007, Elevated Concepts owed $693 to an individual who is a Director and officer of the Company.

(7)   Commitments
      -----------
In May 2008, the Company entered into a written agreement with an unrelated third party to lease office space for operations in Northbrook, Illinois. The monthly lease amount is $200, and the term of the lease arrangement is 12 months. The Company will also be charged for miscellaneous office expenses such as copying, printing, telephone, and facsimile charges.


(8)   Recent Accounting Pronouncements
      --------------------------------
In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB
Statement No. 115" ("SFAS No. 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year, provided the entity also elects to apply the

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of Elevated Concepts does not believe that this new pronouncement will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations - Revised 2007" ("SFAS No. 141R"), which replaces FASB Statement No. 141, "Business Combinations." SFAS No. 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset of a liability in FASB Concepts Statement No. 6, "Elements of Financial Statements - a replacement of FASB Concepts Statement No. 3." This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirer's obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchases as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. This, therefore, improves the representational faithfulness and completeness of the information provided about both the acquirer's earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS No. 160"), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent's equity; (b) clearly identify and present both the parent's and the noncontrolling interest's attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent's ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and
(e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


Elevated Conceptsdoes not expect the adoption of this pronouncement to have a material impact on its financial statements.

(9)   Subsequent Events
      -----------------
In May 2008, the Company entered into a written agreement with an unrelated third party to lease office space for operations in Northbrook, Illinois. The monthly lease amount is $200, and the term of the lease arrangement is 12 months. The Company will also be charged for miscellaneous office expenses such as copying, printing, telephone, and facsimile charges.

In June 2008, the Company issued 5,000,000 shares of its common stock to Directors and officers of the Company at par value. The transaction was valued at $5,000.

On July 22, 2008, Elevated Concepts commenced a capital formation activity to file a Registration Statement on Form S-1 with the SEC to register a minimum of 4,000,000 shares, and a maximum of 50,000,000 shares of common stock, par value $0.001 per share, and raise up to $400,000 in proceeds from the sale of common stock at $0.008 per share in the public markets. As of September 8, 2008, the Company continued with the preparation of its Registration Statement on Form S-1, and had not yet filed it with the SEC. After the effective date of the Registration Statement, the Company will proceed with the sale of the registered shares.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)




Financial Statements-

  Balance Sheets as of June 30, 2008, and September 30, 2007............F-15

  Statements of Operations for the Three Months Ended
    June 30, 2008, and 2007, the Nine Months and Period
    Ended June 30, 2008, and 2007, and Cumulative from Inception........F-16

  Statements of Cash Flows for the Nine Months Ended
    June 30, 2008, the Period Ended June 30, 2007, and
    Cumulative from Inception...........................................F-17

   Notes to Financial Statements June 30, 2008, and 2007................F-18

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS (NOTE 2)
                   AS OF JUNE 30, 2008, AND SEPTEMBER 30, 2007
                                   (Unaudited)

                                     ASSETS
                                     ------
                                                    June 30,      September 30,
                                                     2008             2007
                                                 ------------    -------------
Current Assets:
  Cash and cash equivalent                       $      5,000    $           -
                                                 ------------    -------------
    Total current assets                                5,000                -
                                                 ------------    -------------
Property and Equipment:
  Computer equipment                                    2,076              171
  Less - Accumulated depreciation                        (256)              (9)
                                                 ------------    -------------
    Net property and equipment                          1,820              162
                                                 ------------    -------------
Other Assets:
  Deposit                                                 400                -
                                                 ------------    -------------
    Total other assets                                    400                -
                                                 ------------    -------------
Total Assets                                     $      7,220    $         162
                                                 ============    =============

                     LIABILITIES AND STOCKHOLDERS'(DEFICIT)
                     --------------------------------------

Current Liabilities:
  Accounts payable  - Trade                      $      1,846    $           -
  Accrued liabilities                                   4,500            3,000
  Due to related party - Director and stockholder       3,555              693
                                                 ------------    -------------
      Total current liabilities                         9,901            3,693
                                                 ------------    -------------
      Total liabilities                                 9,901            3,693
                                                 ------------    -------------

Commitments and Contingencies

Stockholders' (Deficit):
  Common stock, par value $0.001 per share,
   75,000,000 shares authorized; 5,000,000
   shares and no shares issued and outstanding
   as of June 30, 2008, and September 30, 2007,
   respectively                                         5,000                -
 Additional paid-in capital                                 -                -
(Deficit) accumulated during the development stage     (7,681)          (3,531)
                                                  -----------    -------------
   Total stockholders' (Deficit)                       (2,681)          (3,531)
                                                  -----------    -------------
Total Liabilities and Stockholders' (Deficit)    $      7,220    $         162
                                                   ==========    =============



             The accompanying notes to the financial statements are
                    an integral part of these balance sheets.

                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF OPERATIONS (NOTE 2)
       FOR THE THREE MONTHS ENDED JUNE 30, 2008, AND 2007, THE NINE MONTHS
     AND PERIOD ENDED JUNE 30, 2008, AND 2007, AND CUMULATIVE FROM INCEPTION
                    (DECEMBER 21, 2006) THROUGH JUNE 30, 2008
                                   (Unaudited)

                                                  Three Months Ended            Nine Months      Period
                                                        June 30,                   Ended          Ended              Cumulative
                                            -----------------------------         June 30,       June 30,                From
                                                 2008            2007               2008           2007                Inception
                                            -----------------------------       -----------     -----------       ---------------
Revenues                                     $          -     $         -       $         -     $         -        $          -
                                             ------------     -----------       -----------     -----------        ------------
Expenses:
 Accounting and audit fees                              -               -             1,500               -               4,500
 Depreciation                                         104               -               247               -                 256
 General and administrative - Other                     -               -             1,056               -               1,203
 Organization costs                                     -               -                 -             375                 375
 Rent                                                   -               -               467               -                 467
 Travel and promotion                                 238               -               880               -                 880
                                             ------------     -----------       -----------     -----------        ------------
  Total general and administrative expenses           342               -             4,150             375               7,681
                                             ------------     -----------       -----------     -----------        ------------
(Loss) from Operations                               (342)              -            (4,150)           (375)             (7,681)

Provision for income taxes                              -               -                 -               -                   -
                                             ------------     -----------       -----------     -----------        ------------
Net (Loss)                                   $       (342)    $         -       $    (4,150)    $      (375)       $     (7,681)
                                             ============     ===========       ===========     ===========        ============
(Loss) Per Common Share:
   (Loss) per common share -
    Basic and Diluted                        $      (0.00)    $         -       $     (0.05)    $         -
                                             ============     ===========       ===========     ===========
Weighted Average Number of Common Shares
  Outstanding - Basic and Diluted                 247,253               -            82,117               -
                                             ============     ===========       ===========     ===========


             The accompanying notes to the financial statements are
                    an integral part of these statements.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (NOTE 2)
            FOR THE NINE MONTHS ENDED JUNE 30, 2008, THE PERIOD ENDED
        JUNE 30, 2007, AND CUMULATIVE FROM INCEPTION (DECEMBER 21, 2006)
                              THROUGH JUNE 30, 2008
                                   (Unaudited)


                                                          Nine Months        Period
                                                            Ended             Ended           Cumulative
                                                           June 30,          June 30,           From
                                                             2008              2007           Inception
                                                        -------------     -----------       ------------
Operating Activities:
   Net (loss)                                           $    (4,150)      $      (375)       $   (7,681)
   Adjustments to reconcile net (loss) to net
    cash (used in) operating activities:
      Depreciation                                              247                 -               256
      Changes in net assets and liabilities
        Deposit                                                (400)                -              (400)
        Accounts payable - Trade                              1,846                 -             1,846
        Accrued liabilities                                   1,500                 -             4,500
                                                        -----------       -----------        ----------
Net Cash (Used in) Operating Activities                        (957)             (375)           (1,479)
                                                       ------------       -----------        ----------

Investing Activities:
   Purchase of computer equipment                            (1,905)                -            (2,076)
                                                       ------------       -----------        ----------
Net Cash (Used for) Investing Activities                     (1,905)                -            (2,076)
                                                       ------------       -----------        ----------
Financing Activities:
   Proceeds from the issuance of common stock                 5,000                 -             5,000
   Loan from Director and stockholder                         2,862               375             3,555
                                                       ------------       -----------        ----------
Net Cash Provided by Financing Activities                     7,862               375             8,555
                                                       ------------       -----------        ----------
Net Increase in Cash                                          5,000                 -             5,000

Cash - Beginning of Period                                        -                 -                 -
                                                       ------------       -----------        ----------
Cash - End of Period                                    $     5,000       $         -        $    5,000
                                                       ============       ===========        ==========


Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for:
        Interest                                        $         -       $         -        $        -
                                                       ============       ===========        ==========
        Income taxes                                    $         -       $         -        $        -
                                                       ============       ===========        ==========



             The accompanying notes to the financial statements are
                      an integral part of these statements.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)


(1)   Summary of Significant Accounting Policies
      ------------------------------------------
   Basis of Presentation and Organization

Elevated Concepts, Inc. (the "Company" or "Elevated Concepts") is a Nevada corporation in the development stage and has minimal operations. The Company was incorporated under the laws of the State of Nevada on December 21, 2006. The proposed business plan of the Company is to sell and distribute environmentally friendly building materials. The accompanying financial statements of Elevated Concepts were prepared from the accounts of the Company under the accrual basis of accounting.

   Unaudited Interim Financial Statements

The interim financial statements of Elevated Concepts as of June 30, 2008, and for the three months ended June 30, 2008, and 2007, the nine months and period ended June 30, 2008, and 2007, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 2008, and the results of its operations and its cash flows for the three months ended June 30, 2008 and 2007, the nine months and period ended June 30, 2008, and 2007, and cumulative from inception. These results are not necessarily indicative of the results expected for the fiscal year ending September 30, 2008. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America. Refer to the Company's audited financial statements as of September 30, 2007, for additional information, including significant accounting policies.

   Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once Elevated Concepts has commenced full operations, it will recognize sales when sale and distribution of product is complete, risk of loss and title of the product have transferred to the customer, there is persuasive evidence of an agreement, acceptance has been approved by its customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales is comprised of gross revenues less expected returns, trade discounts, and customer allowances which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)

   Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the periods. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the nine months ended June 30, 2008.

   Income Taxes

The Company accounts for income taxes pursuant to SFAS No.109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No.109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. Elevated Concepts establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts Elevated Concepts could realize in a current market exchange. As of June 30, 2008, the carrying value of the Company's financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)

Property and Equipment

Property and equipment is stated at cost. Expenditures that materially increase useful lives are capitalized, while ordinary maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

         Computer equipment                      5 years

   Impairment of Long-lived Assets

Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment of Disposal of Long-lived Assets," which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value. For the periods ended June 30, 2008, and 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

   Advertising and Promotion

The Company expenses all advertising and promotion costs as incurred. The Company did not incur any advertising and promotion costs for the periods ended June 30, 2008, and 2007.

   Concentration of Risk

As of June 30, 2008, the Company maintained its cash account at two commercial banks. The balances in the accounts are subject to FDIC coverage.

   Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

    Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)


requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of June 30, 2008, and expenses for the periods ended June 30, 2008, and 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

(2)   Development Stage Activities and Going Concern
      ----------------------------------------------
The Company is currently in the development stage, and has minimal operations. The proposed business plan of Elevated Concepts is to engage in the sale and distribution of environmentally friendly building materials.

During the period from inception (December 21, 2006) through June 30, 2008, the Company was incorporated, received initial working capital through a loan from a Director and stockholder, and issued 5,000,000 shares of its common stock, receiving proceeds of $5,000.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of June 30, 2008, the Company had a working capital deficiency of $4,901, and an accumulated deficit since inception of $7,681. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These and other factors raise substantial doubt about Elevated Concepts' ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.

(3)   Loan from Officer and Stockholder
      ---------------------------------
As of June 30, 2008, a loan from an individual who is a Director, officer, and stockholder of the Company amounted to $3,555. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment.

(4)   Common Stock
      ------------
The Company is authorized to issue 75,000,000 shares of its common stock with a par value of $0.001 per share. No other classes of stock are authorized. As of June 30, 2008, the Company had not granted any stock options or recorded any stock-based compensation.

In June 2008, the Company issued 5,000,000 shares of its common stock to its Directors and officers at par value. The transaction was valued at $5,000.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)

(5)   Income Taxes
      ------------
The provision (benefit) for income taxes for the nine months ended June 30, 2008, and period ended September 30, 2007, was as follows (assuming a 15% effective tax rate):

                                         Nine Months           Period
                                           Ended               Ended
                                          June 30,          September 30,
                                            2008                2007
                                       ---------------      -------------

Current Tax Provision:
   Federal-
     Taxable income                     $           -        $          -
                                       --------------       -------------
       Total current tax provision      $           -        $          -
                                       ==============       =============
Deferred Tax Provision:
   Federal-
     Loss carryforwards                 $        (622)       $       (530)
     Change in valuation allowance                622                 530
                                       --------------       -------------
       Total deferred tax provision     $           -        $          -
                                       ==============       =============

Elevated Concepts had deferred income tax assets as of June 30, 2008, and September 30, 2007, as follows:

                                            2008                 2007
                                       --------------        ------------
     Loss carryforwards                 $      (1,152)       $       (530)
     Less - Valuation allowance                 1,152                 530
                                       --------------        ------------
       Total net deferred tax assets    $           -        $          -
                                       ==============        ============


The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended June 30, 2008, and September 30, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2008, the Company had approximately $7,681 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will expire beginning in the year 2026.

(6)   Related Party Transactions
      --------------------------
As described in Note 3, as of June 30, 2008, Elevated Concepts owed $3,555 to an individual who is an officer, Director, and a stockholder of the Company.

As described in Note 4, in June 2008, the Company issued 5,000,000 shares of its common stock to its Directors and officers at par value. The transaction was valued at $5,000.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)

(7)   Commitments
      -----------
In May 2008, the Company entered into a written agreement with a third party to lease office space for operations in the Northbrook, Illinois. The monthly lease amount is $200, and the term of the lease arrangement is 12 months. The Company will also be charged for miscellaneous office expenses such as copying, printing, telephone, and facsimile charges.

(8)   Recent Accounting Pronouncements
      --------------------------------
In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB
Statement No. 115" ("SFAS No. 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year, provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of Elevated Concepts does not believe that this new pronouncement will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations - Revised 2007" ("SFAS No. 141R"), which replaces FASB Statement No. 141, "Business Combinations." SFAS No. 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset of a liability in FASB Concepts Statement No. 6, "Elements of Financial Statements - a replacement of FASB Concepts Statement No. 3." This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirer's obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchases as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)

attributable to the acquirer. This, therefore, improves the representational faithfulness and completeness of the information provided about both the acquirer's earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The management of Elevated Concepts does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS No. 160"), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent's equity; (b) clearly identify and present both the parent's and the noncontrolling interest's attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent's ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and
(e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Elevated Concepts does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement 133" ("SFAS No. 161"). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; and (c) derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Specifically, SFAS No.161 requires:

 - Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
 - Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
 - Disclosure of information about credit-risk-related contingent features; and
 - Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of Elevated Concepts does not expect the adoption of this pronouncement to have a material impact on its financial statements.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)

In May 2008, the FASB issued FASB Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

    a) FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

   b) FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

   c) AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

   d) Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

On May 26, 2008, the FASB issued FASB Statement No.163,"Accounting for Financial Guarantee Insurance Contracts" ("SFAS No.163"). SFAS No.163 clarifies how FASB Statement No.60, "Accounting and Reporting by Insurance Enterprises" ("SFAS No. 60"), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, "Accounting and Reporting by Insurance Enterprises." That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, "Accounting for Contingencies" ("SFAS No. 5"). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about
(a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise's surveillance or watch list.

                             ELEVATED CONCEPTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2008, AND 2007
                                   (Unaudited)

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise's risk-management activities. Disclosures about the insurance enterprise's risk-management activities are effective the first period beginning after issuance of SFAS No.
163. Except for those disclosures, earlier application is not permitted. The management of Elevated Concepts does not expect the adoption of this pronouncement to have material impact on its financial statements.

(9)   Subsequent Event
      ----------------
On July 22, 2008, the management of Elevated Concepts resolved to commence a public offering of a minimum of 4,000,000 shares and a maximum of 50,000,000 shares of its common stock at a price of $0.008 per share by way of a Registration Statement on Form S-1 to be filed with the SEC. As of September 8, 2008, the Company continued with the preparation of its Registration Statement on Form S-1, and had not yet filed it with the SEC. After the effective date of the Registration Statement, the Company will proceed with the sale of the registered shares.

PART  II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Elevated Concepts, Inc. (on behalf of itself and the selling stockholders) in connection with this Offering. All amounts are estimates except for the registration fee.



Accounting and audit fees                             $    5,000
Edgar filing fees                                            900
Legal fees and expenses                                    3,000
Securities and Exchange Commission registration fee           16
Transfer Agent Fees                                          800
                                                      ----------
Total:                                                $    9,716
                                                      ==========


IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to our Directors Vasili Borisov (2,500,000) and Nadezda Bulicheva (2,500,000), on June 30, 2008. The total amount received from this Offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the subscriber to purchase the units have been obtained from United States Persons. For purposes of this Agreement, "United States Person" within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.


EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:


  3.1   Articles of Incorporation
  3.2   Bylaws
  5.1   Legal Opinion of Harrison Law, P.A. with consent to use
 23.1   Consent of Davis Accounting Group P.C., Registered Independent
        Accountants


UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (a) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    (iii) the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, on October 14, 2008.


                             ELEVATED CONCEPTS, INC.

                               By: /s/  Vasili Borisov
                               ---------------------------------------
                               Vasili Borisov
                               President, Chief Executive Officer (Principal Executive Officer) and Director

                               By: /s/  Nadezda Bulicheva
                               ----------------------------------------
                               Nadezda Bulicheva
                               Secretary, Chief Financial Officer (Principal Accounting Officer) and Director


                                POWER OF ATTORNEY

We, the undersigned officers and Directors of Elevated Concepts, Inc., hereby severally constitute and appoint Vasili Borisov and Nadezda Bulicheva, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                TITLE                            DATE
--------------------      ------------------------------   -----------------

/s/ Vasili Borisov        President, CEO and Director      October 14, 2008
--------------------      ------------------------------   -----------------
Vasili Borisov
                          Treasurer, CFO, Principal
                          Accounting Officer, Principal
/s/Nadezda Bulicheva      Financial Officer and Director   October 14, 2008
--------------------      ------------------------------   -----------------
Nadezda Bulicheva